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                                 Exhibit 23 (p)

               Code of Ethics of Investment Adviser and Subadviser

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



GARTMORE GLOBAL INVESTMENTS

                                 CODE OF ETHICS

     The Board of Directors (each, a "Board," and collectively, the "Boards") of the Managing Unitholder of Gartmore Mutual Fund Capital Trust and Gartmore SA Capital Trust, NorthPointe Capital LLC, Gartmore Global Asset Management Trust, Gartmore Morley Capital Management, Inc. and Gartmore Trust Company (each, an "Adviser" and collectively, "GGI") have adopted this Code of Ethics, in accordance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended, (the "Act"). The Rule makes it unlawful for certain employees of GGI, in connection with the purchase or sale by such persons of securities held or to be acquired by any Client (defined below):
     (1) to employ any device, scheme or artifice to defraud a Client;
     (2) to make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
     (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Client; or
     (4) to engage in a manipulative practice with respect to a Client.
     While affirming its confidence in the integrity and good faith of all of its employees, officers and directors, GGI recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any GGI Client.

     A. DEFINITIONS

     (1) "Access Person" means any director (excluding any director who is not also an officer of GGI or its affiliates), officer, or Advisory Person (defined immediately below) of an Adviser.

     (2) "Advisory Person" means (a) any employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to an Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

     (3) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Covered Security. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household.

     (4) "Client" means (a) any investment company registered under the Act or any series of a registered investment company for whom an Adviser(s) acts as investment adviser or sub-adviser or (b) any separately managed investment account, commingled/collective investment trust fund, hedge fund and other similar investment arrangement, which is advised by an Adviser (or Advisers).
     (5) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

     (6) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.
     (7) "Investment Personnel" means (a) any Portfolio Manager who are employees of an Adviser as well as any other person such as a securities analyst and/or trader who is an employee of an Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Client's purchase or sale of securities (including providing information and advice to Portfolio Managers or helping with the execution of a Portfolio Managers' decisions) or (b) any natural person who controls an Adviser and who obtains information concerning recommendations to a Client regarding the purchase or sale of securities by a Client.

     (8) "Portfolio Managers" means those individuals who, in connection with his or her regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.
     (9) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.
     (10) "Security held or to be acquired" by a Client means any Covered Security which, within the most recent 15 days, (a) is or has been held by a Client; (b) is being or has been considered for purchase by a Client; and (c) any option to purchase or sell, and any Covered Security which is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

     B. STATEMENT OF GENERAL PRINCIPLES

     It is the duty of all directors, officers and employees to place the interests of GGI's Clients, first at all times. Consistent with that duty, all Access Persons and Investment Personnel of GGI must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of GGI's Clients; and (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility.

     THIS CODE OF ETHICS APPLIES TO TRANSACTIONS IN COVERED SECURITIES FOR PERSONAL ACCOUNTS OF ALL DIRECTORS, OFFICERS, EMPLOYEES AND ADVISORY PERSONS OF GGI AND ANY OTHER ACCOUNTS IN WHICH THEY HAVE ANY BENEFICIAL OWNERSHIP. IT IMPOSES CERTAIN INVESTMENT RESTRICTIONS AND PROHIBITIONS AND REQUIRES THE REPORTS SET FORTH BELOW. IF DIRECTORS, OFFICERS OR EMPLOYEES OF GGI BECOME(S) AWARE OF MATERIAL NON-PUBLIC INFORMATION OR IF A CLIENT IS ACTIVE IN A GIVEN COVERED SECURITY, SOME PERSONNEL MAY FIND THEMSELVES "FROZEN" IN A POSITION. GGI WILL NOT BEAR ANY LOSSES IN PERSONAL ACCOUNTS RESULTING FROM THE IMPLEMENTATION OF ANY PORTION OF THE CODE OF ETHICS.

     C. GENERAL PROHIBITIONS

     (1) All directors, officers and employees of GGI shall keep all information pertaining to Clients' portfolio transactions confidential. No person with access to Covered Securities holdings, recommendations or pending transactions should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances, which would disclose this information to anyone who would not have access to such information in the normal course of events.

     (2) No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner, which might prove detrimental to the interests of a Client.

     (3) No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.

     (4) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rule set forth above.
     D. PERSONAL TRADING RESTRICTIONS

     (1) Short Selling and Margin Accounts
         ---------------------------------

     Access persons are not permitted to enter into short sales or trade on margin, except that this provision shall not apply to the covered securities enumerated in Exhibit D to this Code.

Additionally, this Section D(1) shall not apply to purchases or sales effected by an Adviser on behalf of a hedge fund ("Hedge Fund") managed by such Adviser(11).

     (2) Initial Public Offerings ("IPOs")
         ---------------------------------

     Except as described below, all Access Persons are prohibited from acquiring any Covered Securities in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. Examples of such circumstances include a conversion offering as described in the NASD's Freeriding and Withholding Interpretation or similar issuer directed share programs generally consistent with recent interpretive letters issued by the NASD. In approving any such request, the onus for substantiating and documenting compliance with the Code of Ethics rests on the individual seeking approval. Also, notwithstanding submission of substantiating documentation approval may be withheld if the reviewing compliance personnel believes that an actual or potential conflict of interest exists with respect to any Client.
     Purchases effected by the adviser on behalf of a Hedge Fund managed by such Adviser will be permissable only if subject to a carve out mechanism in compliance with the NASD's Freeriding and Witholding Interpretation.
     (3)  Private  Placements
          -------------------

     Investment Personnel must obtain approval from the US CIO and either the US compliance officer for US placements and the UK compliance officer for UK placements before acquiring Covered Securities in a private placement. In determining whether to grant such prior approval, the appropriate officer shall determine (among other factors) whether the investment opportunity should be reserved for a Client(s), and whether the opportunity is being offered to the individual by virtue of his or her position with an Adviser. Investment Personnel who have been authorized to acquire Covered Securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by a Client in that issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review the Client's decision to purchase that issuer's Covered Securities.

     (4)  Covered  Securities  Subject  to  an  Embargo
          ---------------------------------------------
     Access Persons are not permitted to deal in any Covered Security upon which any investment personnel has placed, for any reason, an embargo.


----------------------
1    All potential conflicts between a Hedge Fund and any investment company registered under the Act or any series of a registered investment company (a "1940 Act Fund") for whom an Adviser(s) acts as investment adviser or sub-adviser will be resolved so as not to disadvantage the 1940 Act Fund, even if such action could result in a detriment to the Hedge Fund.

     (5)  Client  with  Pending  Announcement  of  Results
          ------------------------------------------------

     Access Persons should not deal in the Covered Securities of a Client in the two-month period prior to the announcement of interim figures or the preliminary announcement of annual figures. This rule does not extend to Clients where only the pension scheme is managed.

     (6)  Pre-clearance
          -------------

     Access Persons are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(9)) with the designated compliance personnel. Requests for pre-clearance must be made in writing or via E-mail on the Pre-clearance Request Form provided by the compliance officer. Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders. If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

     (7)  30  Day  Holding  Period
          ------------------------

     Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. In the event such trades cannot be unwound, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Client account or the account of the appropriate Adviser. For purposes of this section, calculation of profits will be based on a "last-in, first-out" (LIFO) basis.

     (8)  Blackout  Period
          ----------------

          (a)  Same  Day
               ---------

          Access Persons are prohibited from executing any personal Covered Securities transaction on a day when a Client has a pending buy or sell order in that same Covered Security. This prohibition shall be lifted once the Client executes or withdraws its order for the Covered Security in question. However, directors of GGI who are not officers of an Adviser or any of its affiliates and who, on the day they execute a personal Covered Securities transaction, have no knowledge of what a Client is trading on that day, are not subject to the Same Day Blackout Period.
          (b)  Seven  Day
               ----------

          All Investment Personnel are prohibited from executing any personal Covered Securities transactions within seven (7) calendar days before or after the day any Client advised by such person trades in that Covered Security.

          (c) Trades made in violation of these blackout periods should be unwound, if possible. Otherwise, any profits realized on such trades shall be subject to disgorgement to the appropriate Client account or the account of the appropriate Adviser.

     (9)  Exempted  Transactions
          ----------------------

     The prohibitions of Section (D)(6), (7) and (8) of this Code of Ethics shall not apply to:

          (a) purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control;

          (b) purchases or sales which are non-volitional(2) on the part of the Access Person, Investment Personnel or a Client;
          (c) purchases which are part of an automatic dividend reinvestment plan; or

          (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (e) purchases or sales effected by an Adviser on behalf of a Hedge Fund managed by such Adviser(3).

          (f) purchases or sales of the securities listed on Exhibit D.
          (10) Gifts
               -----

     No Access Persons shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Access Persons, do business or might do business with a Client or GGI. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.
     (11)  Board  of  Directors
           --------------------

     Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the appropriate compliance officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of Clients advised by the employee. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through "Chinese Wall" procedures.


---------------------
2    Non-volitional purchases or sales include those transactions, which do not involve a willing act or conscious decision on the part of the director, officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered non-volitional.

     E.  REPORTING, DISCLOSURE AND CERTIFICATION REQUIREMENTS
     (1) Initial Holdings Reports
         ------------------------

     All Access Persons shall disclose all personal Covered Securities holdings to the appropriate compliance officer. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:
          (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
          (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          (c) the date that the report is submitted by the Access Person.
     All Access Persons currently employed by GGI shall submit an Initial Report to the appropriate compliance officer within ten days of the date of this Code of Ethics. All other Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

     (2)  Quarterly  Reports
          ------------------

          (a) All Access Persons shall report to the appropriate compliance officer, the information described in Sub-paragraph (2)(b) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security.

          (b) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

               (i) the date of the transaction, the title of the Covered Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

               (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii) the price at which the transaction was effected;

              (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

               (v) the date the report is submitted.

          (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

          (d) All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities accounts maintained by the Access Person to the appropriate compliance officer, on a timely basis. In addition, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

               (i) the name of the broker, dealer or bank with whom the Access Person established the account;

               (ii) the date the account was established; and
               (iii) the date the report is submitted.
     (3)  Annual  Holdings  Reports
          -------------------------

     All Access Persons shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

          (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and
          (c) the date that the report is submitted by the Access Person.

     (4)  Certification  of  Compliance  with  Code  of  Ethics
          -----------------------------------------------------
     All Access Persons shall certify annually that:

          (a) they have read and understand the Code of Ethics and recognize that they are subject to its provisions;

          (b) they have complied with the requirements of the Code of Ethics;
     and

          (c) they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.
     (5) Personal Brokerage Accounts
          -----------------------------

     No director, officer or employee shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the appropriate compliance officer. In addition, all directors, officers and employees shall provide compliance personnel with a listing of all brokerage accounts in which the directors, officers or employee have a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using Exhibits A or C, as applicable.
     No director, officer or employee shall request or receive financial benefit or special dealing benefits which are not made available to the general public on the same terms and conditions.

     (6)  Review  of  Reports  and  Notification
          --------------------------------------

     GGI will appoint compliance personnel to review all brokerage account statements and Quarterly, Initial and Annual Reports to detect conflicts of interest and abusive practices. In addition, the appropriate compliance officer shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each person upon request.

     F. REPORTING OF VIOLATIONS TO THE BOARDS

     Any person, including the compliance officer, shall promptly report all violations and apparent violations of this Code of Ethics and the reporting requirements thereunder to the appropriate Board.

     G. BOARD APPROVAL

     (1) Upon its adoption, the compliance officer shall submit a copy of the Code of Ethics to the board of each investment company Client for which an Adviser serves as investment adviser or sub-adviser for approval no later than September 1, 2000.

     (2) Each Adviser is further required to obtain approval from each investment company Client for any material changes to this Code of Ethics within six (6) months of any such change.

     H. ANNUAL REPORTING OF GGI TO INVESTMENT COMPANY CLIENTS
     Each Adviser shall prepare a written annual report relating to its Code of Ethics to the board of each investment company Client for which it acts as investment adviser or sub-adviser. Such annual report shall:
     (1) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;
     (2) identify any material violations requiring significant remedial action during the past year;

     (3) identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and
     (4) certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.
     I. SANCTIONS

     Upon discovering a violation of this Code, the Boards may impose such sanctions, as they deem appropriate, including, among other things, issuing a letter of censure or suspension or terminating the employment of the violator or referring the matter to the appropriate regulatory or governmental authority.
     J. RETENTION OF RECORDS

     Each Adviser must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

     (1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

     (2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

     (3) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

     (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

     (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

     (6) A copy of each annual report required under Section H for at least five
(5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

Date: Initially Adopted August 8, 2000 and Amended Effective July 1, 2001 and November 29, 2001.

                                                                       Exhibit A
                                                                       ---------
                           GARTMORE GLOBAL INVESTMENTS

                                 CODE OF ETHICS

                               INITIAL REPORT (*)

To  the  Compliance  Officer  of  Gartmore  Global  Investments:
1. I hereby acknowledge receipt of the Code of Ethics of Gartmore Global Investments, Inc.

2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person.

3. Except as noted below or on explanation attached, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and securities held or to be acquired by any such Client.

4. As of my start date I had a direct or indirect beneficial ownership in the following securities: (Attach additional sheets as necessary.)

                  Broker Through
                  Which Position
   Number of        Originally      Type of Interest         Title
Shares/Par Value    Established    (Direct or Indirect)   of Security
----------------    -----------    --------------------   -----------











Print Name
             --------------------------

3. I hereby represent that I maintain account(s) as of the date this report is submitted in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below. (Attach additional sheets as necessary.)


       Bank or Dealer with Whom
         Account Maintained        Account Number      Account Title
         ------------------        --------------      -------------








Additional information____ is ____is not attached (please initial appropriate answer).


Signature: ________________________________

Title:  _______________________________

Date Report Submitted: _______




(*) The requested information should be provided for all covered securities. Covered securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies. Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion , such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                       Exhibit B
                                                                       ---------
                           Gartmore Global Investments
                   Quarterly Securities Transactions Report(*)
                For the Calendar Quarter Ended:  ________________

To the Compliance Office of Gartmore Global Investments:

     During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics adopted by Gartmore Global Investments (attach additional sheets as necessary).

     [ ] Please initial box if No transactions in covered securities were effected during this reporting period.


                                  INTEREST                                              BROKER/
                                  RATE AND                     NATURE OF                DEALER
                         PAR      MATURITY      DOLLAR        TRANSACTION               OR BANK
TITLE OF    DATE OF    VALUE OF   DATE (if     AMOUNT OF   (Purchase, Sale,             THROUGH
SECURITY  TRANSACTION   SHARES   applicable)  TRANSACTION       Other)        PRICE  WHOM EFFECTED
--------  -----------  --------  ----------   -----------  ----------------   -----  -------------











     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.
I hereby represent that I previously reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the compliance officer and that I must report any new accounts within 10 calendar days of the day on which the account is first established.


Print Name:
            ----------------------------------

                           Gartmore Global Investments
                   Quarterly Securities Transactions Report(*)
                 For the Calendar Quarter Ended:  ______________
     Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest relationship which may involve any Client, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by any Client.

Signature:  _________________________________
Title:
       --------------------------------------
Date Report Submitted:
                       ----------------------




(*) The requested information should be provided for all Covered Securities. Covered Securities are all securities EXCEPT direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion, such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                       Exhibit C
                                                                       ---------
                           GARTMORE GLOBAL INVESTMENTS

                                 CODE OF ETHICS

                                  ANNUAL REPORT

     To  the  Compliance  Officer  of  Gartmore  Global  Investments:
     1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

     2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all Covered Securities transactions required to be reported pursuant to the Code.
     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Client, such as any economic relationship between my transactions and Covered Securities held or to be acquired by a Client.


     4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following Covered Securities:

                                                         Type of Interest   Broker/Dealer or
                                      Principal Amount      (Direct or        Bank Through
Title of Security  Number of Shares  of Securities Sold      Indirect)       Whom Effected
-----------------  ----------------  ------------------  -----------------  ----------------











Name:
      -------------------------------------

     5. I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

         Name of Broker, Bank or Dealer with Whom
                  Account Maintained                  Date Established
                  ------------------                  ----------------






Name:_____________________________________

Title: ___________________________________

Date Report Submitted: ___________________



(*) The requested information should be provided for all covered securities. Covered securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies. Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion , such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                    Exhibit D(1)
     Access Persons will not be subject to the Pre-clearance requirements under Section D(6), the Prohibition of Short Selling and Maintenance of Margin Accounts SectionD(1), the Holding requirements under Section D(7), or the Blackout Period under Section D(8) with respect to the following securities:
     1. securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices(2);
     2. options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices(2); and
     3. the following specifically enumerated securities traded on a national securities exchange:

                                 NAME                           SYMBOL
--------------------------------------------------------------------------------
                             S&P Bank Index                      BIX
--------------------------------------------------------------------------------
                             PHLX Bank Index                     BKX
--------------------------------------------------------------------------------
                          PHLX Box Maker Index                   BMX
--------------------------------------------------------------------------------
                           AMEX Biotech Index                    BTK
--------------------------------------------------------------------------------
                           S&P Chemicals Index                   CEX
--------------------------------------------------------------------------------
                      Morgan Stanley Consumer Index              CMR
--------------------------------------------------------------------------------
                        AMEX M/S Commodity Index                 CRX
--------------------------------------------------------------------------------
                      Morgan Stanley Consumer Index              CYC
--------------------------------------------------------------------------------
                          AMEX Disk Drive Index                  DDX
--------------------------------------------------------------------------------
                 DIAMONDS Trust Series I Trading Symbol          DIA
--------------------------------------------------------------------------------
              CBOE Dow Jones Industrial Average Index 1/100      DJX
--------------------------------------------------------------------------------
                           TheStreet.com Index                   DOT
--------------------------------------------------------------------------------
                        AMEX Pharmaceutical Index                DRG
--------------------------------------------------------------------------------
                   CBOE Dow Jones Trans. Average Index           DTX
--------------------------------------------------------------------------------
                  CBOE Dow Jones Utility Average Index           DUX
--------------------------------------------------------------------------------
                     AMEX Deutsche Bank Energy Index             DXE
--------------------------------------------------------------------------------
                 CBOE Dow Jones Internet Commerce Index          ECM
--------------------------------------------------------------------------------
                      PCX MS Emerging Growth Index               EGI
--------------------------------------------------------------------------------
                          AMEX Eurotop100 Index                  EUR
--------------------------------------------------------------------------------
                   PHLX Forest & Paper Products Index            FPP
--------------------------------------------------------------------------------
                         CBOE 5 Year TSY Option                  FVX
--------------------------------------------------------------------------------
                        CBOES GSTI Hardware Index                GHA
--------------------------------------------------------------------------------
                        CBOE GSTI Internet Index                 GIN
--------------------------------------------------------------------------------
                  CBOE GSTI Multimedia Networking Index          GIP
--------------------------------------------------------------------------------
                             CBOE Gold Index                     GOX
--------------------------------------------------------------------------------
                      CBOE GSTI Semiconductor Index              GSM
--------------------------------------------------------------------------------
                        CBOE GSTI Software Index                 GSO
--------------------------------------------------------------------------------
                        CBOE GSTI Services Index                 GSV
--------------------------------------------------------------------------------

                        CBOE GSTI Composite Index                GTC
--------------------------------------------------------------------------------
                          S&P Healthcare Index                   HCX
--------------------------------------------------------------------------------
                      AMEX Hong Kong FLT RTE Index               HKO
--------------------------------------------------------------------------------
                     TheStreet.com E-Commerce Index              ICX
--------------------------------------------------------------------------------
                        AMEX Interactive WK Index                IIX
--------------------------------------------------------------------------------
                           CBOE Internet Index                   INX
--------------------------------------------------------------------------------
              CBOE Short Term Interest Rate Composite Index      IRX
--------------------------------------------------------------------------------
                           S&P Insurance Index                   IUX
--------------------------------------------------------------------------------
                            AMEX Japan Index                     JPN
--------------------------------------------------------------------------------
                            CBOE Mexico Index                    MEX
--------------------------------------------------------------------------------
                        AMEX S&P MidCap 400 Index                MID
--------------------------------------------------------------------------------
                       MidCap SPDR Trading Symbol                MDY
--------------------------------------------------------------------------------
                  AMEX Morgan Stanley Hi-Tech 35 Index           MSH
--------------------------------------------------------------------------------
                             CBOE IPC Index                      MXX
--------------------------------------------------------------------------------
                          CBOE NASDAQ 100 Index                  NDX
--------------------------------------------------------------------------------
                CBOE Morgan Stanley Multi-National Index         NFT
--------------------------------------------------------------------------------
                          NYSE Composite Index                   NYA
--------------------------------------------------------------------------------
                              S&P 100 Index                      OEX
--------------------------------------------------------------------------------
                             CBOE Oil Index                      OIX
--------------------------------------------------------------------------------
                         PHLX Oil Service Index                  OSX
--------------------------------------------------------------------------------
                          PHLX OTC Prime Index                   OTX
--------------------------------------------------------------------------------
             Nasdaq-100 Index Tracking Stock Trading Symbol      QQQ
--------------------------------------------------------------------------------
                            S&P Retail Index                     RLX
--------------------------------------------------------------------------------
                         CBOE Russell 2000 Index                 RUT
--------------------------------------------------------------------------------
                         S&P Barra Growth Index                  SGX
--------------------------------------------------------------------------------
                       SBOE S&P SmallCap 600 Index               SML
--------------------------------------------------------------------------------
                        PHLX Semiconductor Index                 SOX
--------------------------------------------------------------------------------
                           CBOE S&P 500 Index                    SPX
--------------------------------------------------------------------------------
   SPDR (Standard & Poor's Depository Receipts) Trading Symbol   SPY
--------------------------------------------------------------------------------
                          S&P Barra Value Index                  SVX
--------------------------------------------------------------------------------
                         CBOE 10 Year TSY Option                 TNX
--------------------------------------------------------------------------------
                        S&P Transportation Index                 TRX
--------------------------------------------------------------------------------
                             CBOE Tech Index                     TXX
--------------------------------------------------------------------------------
                         CBOE 30 Year TSY Option                 TYX
--------------------------------------------------------------------------------
                           PHLX Utility Index                    UTY
--------------------------------------------------------------------------------
                           AMEX Airline Index                    XAL
--------------------------------------------------------------------------------
                         PHLX Gold Silver Index                  XAU
--------------------------------------------------------------------------------
                      AMEX SECS Broker/Dealer Index              XBD
--------------------------------------------------------------------------------
                        AMEX Computer Tech Index                 XCI
--------------------------------------------------------------------------------
                      TheStreet.com E-Finance Index              XEF
--------------------------------------------------------------------------------
                        AMEX Institutional Index                 XII
--------------------------------------------------------------------------------
        Select Sector SPDR - Basic Industries Trading Symbol     XLB
--------------------------------------------------------------------------------
        Select Sector SPDR - Consumer Services Trading Symbol    XLV
--------------------------------------------------------------------------------
        Select Sector SPDR - Consumer Staples Trading Symbol     XLP
--------------------------------------------------------------------------------

    Select Sector SPDR - Cyclical/Transportation Trading Symbol  XLY
--------------------------------------------------------------------------------
               Select Sector SPDR - Energy Trading Symbol        XLE
--------------------------------------------------------------------------------
              Select Sector SPDR - Financial Trading Symbol      XLF
--------------------------------------------------------------------------------
             Select Sector SPDR - Indsutrial Trading Symbol      XLI
--------------------------------------------------------------------------------
             Select Sector SPDR - Technology Trading Symbol      XLK
--------------------------------------------------------------------------------
              Select Sector SPDR - Utilities Trading Symbol      XLU
--------------------------------------------------------------------------------
                         Amex Major Market Index                 XMI
--------------------------------------------------------------------------------
                         AMEX Natural Gas Index                  XNG
--------------------------------------------------------------------------------
                         PHLX National OTC Index                 XOC
--------------------------------------------------------------------------------
                             AMEX Oil Index                      XOI
--------------------------------------------------------------------------------
           iShares Dow Jones U.S. Financial Sector Index Fund    IYF
--------------------------------------------------------------------------------
               iShares Dow Jones U.S. Internet Index Fund        IYV
--------------------------------------------------------------------------------
           iShares Dow Jones U.S. Technology Sector Index Fund   IYW
--------------------------------------------------------------------------------
    iShares Dow Jones U.S. Telecommunications Sector Index Fund  IYZ
--------------------------------------------------------------------------------
                     iShares Russell 1000 Index Fund             IWB
--------------------------------------------------------------------------------
                 iShares Russell 1000 Growth Index Fund          IWF
--------------------------------------------------------------------------------
                  iShares Russell 1000 Value Index Fund          IWD
--------------------------------------------------------------------------------
                     iShares Russell 2000 Index Fund             IWM
--------------------------------------------------------------------------------
                     iShares Russell 3000 Index Fund             IWV
--------------------------------------------------------------------------------
                       iShares S&P 500 Index Fund                IVV
--------------------------------------------------------------------------------
                 iShares S&P 500/BARRA Growth Index Fund         IVW
--------------------------------------------------------------------------------
                 iShares S&P 500/BARRA Value Index Fund          IVE
--------------------------------------------------------------------------------
                    iShares S&P MidCap 400 Index Fund            IJH
--------------------------------------------------------------------------------
                   iShares S&P SmallCap 600 Index Fund IJR
--------------------------------------------------------------------------------
(1) Subject to change at the discretion of GGI.
(2) For the Purposes of this Code, a broad based market index is one that tracks 100 or more underlying securities.